UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: April 29, 2013
(Date of earliest event reported)

Sterling Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington 99201
(Address of Principal Executive Offices and Zip Code)

(509) 358-8097
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 29, 2013, Sterling Financial Corporation (“Sterling”) held its 2013 Annual Meeting of Shareholders (the "Annual Meeting"). Sterling's shareholders approved each of the three proposals detailed in Sterling's Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 15, 2013.

The proposals voted on by the shareholders at the Annual Meeting were as follows:

FIRST:    Shareholders elected ten directors for terms ending in the year 2014, as set forth below:

Name	For	Percent of Voted	Withheld	Percent of Voted	Broker Non-Votes	Percent of Voted
Howard P. Behar	53,450,487	99.22%	417,507	0.78%	1,394,408	2.52%
Leslie S. Biller	46,058,866	85.50%	7,809,128	14.5%	1,394,408	2.52%
Ellen R. M. Boyer	52,957,238	98.31%	910,756	1.69%	1,394,408	2.52%
David A. Coulter	53,066,695	98.51%	801,299	1.49%	1,394,408	2.52%
Robert C. Donegan	53,457,661	99.24%	410,333	0.76%	1,394,408	2.52%
C. Webb Edwards	53,422,112	99.17%	445,882	0.83%	1,394,408	2.52%
William L. Eisenhart	53,450,177	99.22%	417,817	0.78%	1,394,408	2.52%
Robert H. Hartheimer	53,457,372	99.24%	410,622	0.76%	1,394,408	2.52%
Michael F. Reuling	52,948,859	98.29%	919,135	1.71%	1,394,408	2.52%
J. Gregory Seibly	53,457,077	99.24%	410,917	0.76%	1,394,408	2.52%

SECOND: Shareholders approved an advisory (non-binding) resolution approving Sterling's executive compensation, as set forth below:

	Shares Voted	Percent of Voted	Percent of Outstanding
For	52,734,446	97.89%	84.75%
Against	1,050,229	1.94%	1.68%
Abstain	83,319	0.15%	0.13%
Broker Non-votes	1,394,408	2.52%	2.24%

THIRD: Shareholders approved a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2013, as set forth below:

	Shares Voted	Percent of Voted	Percent of Outstanding
For	55,236,025	99.95%	88.77%
Against	21,504	0.03%	0.03%
Abstain	4,873	0.00%	0.00%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STERLING FINANCIAL CORPORATION
(Registrant)

May 1 , 2013	By: /s/ Patrick J. Rusnak

Date	Patrick J. Rusnak
Chief Financial Officer